                             811 BARTON

                            OFFICE LEASE

                               BETWEEN

                           STEVE R. SCOTT

                                 AND

                     UNISON SOFTWARE TEXAS, INC.

                         DATED MAY 31, 1997

                          TABLE OF CONTENTS


Article 1     Premises and Term                                        1

Article 2     Base Rent                                                1

Article 3     Additional Rent                                          1

Article 4     Commencement of Term                                     3

Article 5     Condition of Premises                                    3

Article 6     Use and Rules                                            4

Article 7     Services and Utilities                                   4

Article 8     Alterations and Liens                                    5

Article 9     Repairs                                                  6

Article 10    Casualty Damage                                          7

Article 11    Insurance, Subrogation, and Waiver of Claims             8

Article 12    Condemnation                                             9

Article 13    Return of Possession                                     9

Article 14    Holding Over                                            10

Article 15    No Waiver                                               10

Article 16    Attorneys' Fees                                         10

Article 17    Personal Property Taxes, Rent Taxes and Other Taxes     10

Article 18    Reasonable Approvals                                    11

Article 19    Subordination, Attornment and Mortgagee Protection      11

Article 20    Estoppel Certificate                                    11

Article 21    Assignment and Subletting                               12

Article 22    Rights Reserved by Landlord                             14

Article 23    Landlord's Remedies                                     15

Article 24    Landlord's Default                                      17

Article 25    Captions, Definitions and Severability                  17

Article 26    Conveyance by Landlord and Liability                    20

Article 27    Indemnification                                         21

Article 28    Safety and Security Devices, Services and Programs      21

Article 29    Communications and Computer Lines                       21


                                     i
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Article 30    Hazardous Materials                                     22

Article 31    Miscellaneous                                           23

Article 32    Right to Relocate                                       24

Article 33    Offer                                                   24

Article 34    Notices                                                 24

Article 35    Real Estate Brokers                                     25

Article 36    Security Deposit                                        25

Article 37    Entire Agreement                                        25

Certificate (If Tenant is a Corporation)                              26

Exhibit A     Description of Land                                     27

Exhibit B     Floor Plan                                              28

Rider One     Rules                                                   29

Rider Two     Base Rent                                               34

Rider Three   Leasehold Improvements Agreement                        35

Rider Four    Parking Agreement                                       36

                               811 BARTON
                              OFFICE LEASE

    THIS LEASE is made as of the 31st day of May, 1997 between STEVE R. SCOTT, 811 Barton Springs Road #101, Austin, Texas 78704 ("Landlord", as further defined in Article 25.05) and UNISON SOFTWARE TEXAS, INC., a Texas corporation, whose address is 811 Barton Springs Road #611, Austin, Texas 78704 ("Tenant" as further defined in Article 25.05).

                             WITNESSETH:

                              ARTICLE 1
                          PREMISES AND TERM

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space known as Suites 511 and 611 ("Premises") described or shown on Exhibit "B" attached hereto, in the building known as 811 Barton Springs Road, Austin, Texas 78704 ("Property", as further described in
Article 25.10), subject to the provisions herein contained for general office use.

    The term ("Term") of this Lease shall commence on the 16th day of July, 1997 ("Commencement Date"), and end on the 31st day of July, 2003 ("Expiration Date"), unless sooner terminated as provided herein. The Commencement Date shall be subject to adjustment as provided in Article 4. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is 28,288 square feet.

                              ARTICLE 2
                              BASE RENT

    Tenant shall pay Landlord monthly Base Rent as set forth in Rider Two in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.

                              ARTICLE 3
                           ADDITIONAL RENT

    3.01 OPERATING EXPENSES. In the event the Operating Expenses (as defined in Article 25.08) of the Landlord upon the building of which the Leased Premises are a part shall, in any calendar year during Tenant's occupancy, exceed the sum of $6.75 per rentable square foot ("Expense Stop"), Tenant agrees to pay as additional rental Tenant's pro rata share of the excess Operating Expenses. The excess Operating Expense shall be defined as the difference between the actual operating expenses for a given calendar year and the Expense Stop, the difference of which shall be prorated for any partial calendar year in which the Tenant occupies the Leased Premises and/or vacates the Leased Premises by Lease termination. The terms "Operating Expenses" and "Tenant's Pro Rata Share" shall have the meanings specified therefor in Article 25.15.

    3.02 MANNER OF PAYMENT. Operating Expenses shall be paid in the following manner:

         (A) Landlord may reasonably estimate in advance the amount Tenant shall owe for Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

         (B) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing (a) the amount of actual Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Operating Expenses for the current calendar year.

         (C) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

         (D) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent (as defined in Article 25.11) next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty
(30) days after Landlord sends the Statement.

         (E) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. No delay by Landlord in providing the Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Operating Expenses. In no event shall a decrease in Operating Expenses below the Expense Stop ever decrease the monthly Base Rent, or give rise to a credit in favor of Tenant.

    3.03 PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts toward Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Operating Expenses for such calendar year by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

    3.04 LANDLORD'S RECORDS. Landlord shall maintain records respecting Operating Expenses and determine the same in accordance with generally accepted accounting and management practices, consistently applied. Although this Lease contemplates the computation of Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Operating Expenses, or Landlord's computation of Tenant's Pro Rata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than twenty (20) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than two percent (2%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Pro Rata Share of Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

    3.05  RENT AND OTHER CHARGES.   Base Rent, Taxes (as defined in Article
25.13), Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable


                                                       --------     ---------
                                                       Tenant       Landlord
thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                              ARTICLE 4
                        COMMENCEMENT OF TERM

    The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under any separate agreement signed by both parties, or (ii) to deliver possession of the Premises for any other reason, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to either such failures. If Landlord so fails for a ninety (90) day initial grace period, or such additional time as may be necessary due to fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of Tenant or other Persons (as defined in Article 25.09), or other causes beyond Landlord's reasonable control, Tenant shall have the right to terminate this Lease by written notice to Landlord any time thereafter up until Landlord substantially completes any such improvements and delivers the Premises to Tenant. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit (as defined in Article 35) and Rent payments shall be returned to Tenant. If the Commencement Date is delayed, the Expiration Date shall not be similarly extended, unless Landlord shall so elect (in which case, the parties shall confirm the same in writing). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. If Tenant shall be permitted to enter the Premises prior to the Commencement Date for the purpose of occupying the same, Rent shall commence on such date, and if Tenant shall commence occupying only a portion of the Premises prior to the Commencement Date, Rent shall be prorated based on the number of rentable square feet occupied by Tenant. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any work required under this Lease or any separate agreement entered in connection herewith.

                              ARTICLE 5
                        CONDITION OF PREMISES

    Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article 25.12), or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as expressly provided in any separate agreement that may be signed by the parties. Such improvements, if applicable, are set forth in Rider Three of this Lease Agreement.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 6
                               USE AND RULES

    Tenant shall use the Premises for offices and no other purpose whatsoever, in compliance with all applicable Laws (as defined in Article 25.06), and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a nondiscriminatory basis, but nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                               ARTICLE 7
                        SERVICES AND UTILITIES

    Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

         (A) Electricity for standard office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month) where: (1) the connected electrical load of all of the same does not exceed an average of 4 watts per square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises), (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building, as defined in Article 25.01), and (3) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded.

         (B) Heat and air conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 7:00 a.m. until 7:00 p.m. Monday through Friday, and 7:00 a.m. to 3:00 p.m. on Saturdays, except on Holidays (as defined in Article 25.04 and Rider One). Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air conditioning and ventilation therefor. Any heat or air conditioning requested after hours will be at extra cost to Tenant at $25.00 per hour. The hourly fee will increase periodically by the percentage increase that is billed Landlord in excess of the rates billed Landlord on January 1, 1997.

         (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

         (D) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

         (E) Operatorless passenger elevator service (if the Property has such equipment serving the Premises) and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

         (F) Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer


                                                       --------     ---------
                                                       Tenant       Landlord
or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to three (3) for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing.

    Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

    Landlord does not warrant that any services or utilities shall be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

                              ARTICLE 8
                        ALTERATIONS AND LIENS

    Tenant shall make no additions, changes, alterations or improvements ("Work") to the Premises or the Systems and Equipment pertaining to the Premises without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent, including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work.

    Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of nonresponsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease, payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall

                                                       --------     ---------
                                                       Tenant       Landlord
authorize Tenant do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances, whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises, and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                              ARTICLE 9
                               REPAIRS

    Except for customary cleaning and trash removal provided by Landlord under Article 7, and damage covered under Article 10, Tenant shall keep its Leased Premises in good and sanitary condition, working order and repair, reasonable wear and tear excepted (including without limitation carpet, wall covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 10
                               CASUALTY DAMAGE

    If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be substantially to the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 25.03), except any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage, and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Holder shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage (as defined in Article 25.07) debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary or convenient. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.



                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 11
              INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

    Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000.00 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause, including but not limited to vandalism and malicious mischief, theft, water damage of any type (including sprinkler leakage, bursting or stoppage of pipes, explosion), business interruptions, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000.00 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder.

    Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord as additional insured) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty
(20) days prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Landlord may periodically, but not more often than every three
(3) years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies". All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

    If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional Rent thereunder, the premium cost thereof.

    If an increase in any insurance premiums paid by Landlord for the Project is caused by Tenant's use of the Leased Premises, or if Tenant vacated the Leased Premises and caused an increase in such premiums, then Tenant shall pay as additional Rent the amount of such increase to Landlord. Tenant agrees to pay any amount due under this section within ten (10) days following receipt of the invoice showing the additional Rent due.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 12
                                CONDEMNATION

    If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than 180 days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                             ARTICLE 13
                        RETURN OF POSSESSION

    At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures, appliances installed by Tenant, and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 14
                                HOLDING OVER

    Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                               ARTICLE 15
                               NO WAIVER

    No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee (as defined in Article 21.01), shall not constitute a waiver of Landlord's right to approve any Transfer.

                              ARTICLE 16
                           ATTORNEYS' FEES

    In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law.

                              ARTICLE 17
         PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

    Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 8. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.


                                                       --------     ---------
                                                       Tenant       Landlord

                                  ARTICLE 18
                             REASONABLE APPROVALS

    Whenever Landlord's approval or consent is expressly required under this Lease (including Article 21) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness shall be a condition to Landlord's enforcement of such consent or approval requirement, and not a covenant), except for matters affecting the structure, safety or security of the Property, or the appearance of the Property from any common or public areas.

                                   ARTICLE 19
             SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

    This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, or (iii) bound by any future modification of this Lease not consented to by such Holder. Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder, by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation, as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this
Article in recordable form.

                                  ARTICLE 20
                             ESTOPPEL CERTIFICATE

    Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth herein.


                                                       --------     ---------
                                                       Tenant       Landlord

                                  ARTICLE 21
                          ASSIGNMENT AND SUBLETTING

    21.01 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, except that Tenant may continue to sublet the portion of the Premises which have been under previous sublet, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" (as further defined below) and any Person to whom any Transfer is made or sought to be made is hereinafter sometime referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the Proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a default under this Lease. Tenant shall pay reasonable legal fees incurred by Landlord to review such Transfer, within thirty (30) days after written request by Landlord.

    21.02 APPROVAL. Landlord will not unreasonably withhold its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the Transferee is a government or agency or instrumentality thereof, (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vi) Tenant has committed and failed to cure a default at the time Tenant requests consent to the proposed Transfer.

    Landlord hereby consents to an assignment of all or any portion of this Lease to an Affiliate of Tenant (as hereinafter defined) or to a Successor Entity (as hereinafter defined), provided that all the following conditions
are fulfilled:   (i) no Event of Default then exists under this Lease, (ii)
Tenants sends to Landlord such organizational and transactional documents as are sufficient to establish that such proposed assignee is an Affiliate of Tenant or a Successor Entity, as the case may be, and (iii) Landlord is provided with a true and correct copy of the fully executed assignment of this Lease and copies of any other documents executed in connection with such assignment. In addition, the Affiliate of Tenant or Successor Entity to which this lease is assigned must execute an instrument reasonably satisfactory to landlord in form and substance whereby such Affiliate of Tenant or Successor Entity, as the case may be, assumes and agrees to perform all of the obligations and agreements of Tenant under this Lease. No such assignment by Tenant shall relieve Tenant of any covenants or obligations under this Lease, unless Landlord agrees in writing to release Tenant from its Lease obligations. For purposes hereof, the term "Affiliate of Tenant" shall mean an entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Tenant. The term "control" as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management

                                                       --------     ---------
                                                       Tenant       Landlord
direction of the management or policies of the controlled entity. The term "Successor Entity" as used herein shall mean either (a) an entity to which all or substantially all of the assets or stock of Tenant are transferred in an arms length transaction, or (b) an entity into which Tenant is merged or consolidated in an arms length transaction.

    21.03 TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord one hundred percent (100%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If any part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

    21.04 TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or
(ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default and fail to cure within the time permitted for cure under Article 23.01, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

    21.05 CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of Law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve (12) month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve
(12) month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets.



                                                       --------     ---------
                                                       Tenant       Landlord

                                  ARTICLE 22
                         RIGHTS RESERVED BY LANDLORD

    Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

         (B) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder; to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours; and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

         (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

         (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises all materials required to make such repairs, maintenance, alterations or improvements, and may close public entryways, other public areas, rest rooms, stairways or corridors.

    In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 23
                            LANDLORD'S REMEDIES

    23.01 DEFAULT BY TENANT. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay any installment of Rent or other payment required pursuant to this Lease within three (3) days after Landlord's written notice thereof to Tenant; (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the defaults described in subparts (1) and (2) of this sentence, and the failure is not cured within ten (10) days after written notice thereof to Tenant; (4) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet it financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; or Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Project; or (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder.

    23.02 REMEDIES. If a default occurs and is not cured within any applicable time permitted under Article 23.01, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

         (A) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date, including interest at the Default Rate (as defined in Article 25.02),
(b) any unpaid Rent which would have accrued after the termination date through the time of award, including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided, (c) any unpaid Rent which would have accrued after the time of award during the balance of the Term, less such loss of Rent that Tenant proves could be reasonably avoided, and (d) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation all Costs of Reletting (as defined in Article 23.05). For purposes of computing the amount of Rent herein that could have accrued after the time of award, Tenant's Pro Rata Share of Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

         (B) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate, less any Net Reletting Proceeds (as defined in Article 23.05) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation all Costs of Reletting. Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

    23.03 SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the right and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Article 23.02 above, or any Law or other


                                                       --------     ---------
                                                       Tenant       Landlord
provision of this Lease), without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Pro Rata Share of Taxes and Operating Expenses for the remainder of the Term shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the date of such declaration); provided Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Reletting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

    23.04 LATE PAYMENT CHARGE AND INTEREST PAYABLE. Other remedies for nonpayment of Rent notwithstanding, if monthly rental payment is not received by Landlord on or before the tenth day of the month for which the Rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the tenth day of the month next following the month in which Tenant was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease. Any payment due under this Lease not paid upon the date herein specified to be paid shall bear interest from the expiration of ten (10) days after the date such payment is due to the date of actual payment at the highest lawful rate of interest permitted by law.

    23.05 CERTAIN DEFINITIONS. "Net Reletting Proceeds" shall mean the total amount of Rent and other consideration paid by any Replacement Tenants, less all Costs of Reletting, during a given period of time. "Costs of Reletting" shall include without limitation all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting Rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

    23.06 OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all Rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Reletting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for curing of defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 ARTICLE 24
                             LANDLORD'S DEFAULT

    If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self help to perform repairs or any other obligations of Landlord, and shall have no right to withhold, set off, or abate Rent.

                                ARTICLE 25
                 CAPTIONS, DEFINITIONS AND SEVERABILITY

    The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions or interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

    25.01 "Building" shall mean the structure identified in Article 1 of this Lease.

    25.02 "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

    25.03 "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

    25.04 "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, the day following Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

    25.05 "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

    25.06 "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts apply the Laws of such state.


                                                       --------     ---------
                                                       Tenant       Landlord

    25.07 "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

    25.08 "Operating Expenses" shall mean all expenses, costs, Taxes and amounts of every kind and nature which Landlord shall pay during any calendar year, any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation any amounts paid for: (a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (i) installation, operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, pest control, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, rest rooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, repaving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with generally accepted accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

         (A) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

         (B) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (iii) three (3) years.

    25.09 "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

    25.10 "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, sky walks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or


                                                       --------     ---------
                                                       Tenant       Landlord
any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property there above, and the use thereof, together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

    25.11  "Rent" shall have the meaning specified therefor in Article 3.05.

    25.12 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

    25.13 "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including without limitation real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Pro Rata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord, for any reason, including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Pro Rata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.


                                                       --------     ---------
                                                       Tenant       Landlord

    25.14 "Square feet" or "square foot" as used in this Lease includes the area contained within the Leased Premises, together with a common area percentage factor of the Leased Premises proportionate to the total Building area as determined by Landlord.

    25.15 "Tenant's Pro Rata Share" of Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, rest rooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably redetermine from time to time, to reflect reconfigurations, additions or modifications to the Property. If the Property or any development of which it is a part shall contain non-office uses, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Pro Rata Share of Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Pro Rata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Operating Expenses on a pro rata based, Landlord may exclude the amount of Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Pro Rata Share.

                             ARTICLE 26
                CONVEYANCE BY LANDLORD AND LIABILITY

    In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.


                                                       --------     ---------
                                                       Tenant       Landlord

                                  ARTICLE 27
                               INDEMNIFICATION

    Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation court costs and attorneys' fees, arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaken herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

                                  ARTICLE 28
             SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

    The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                  ARTICLE 29
                      COMMUNICATIONS AND COMPUTER LINES

    Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that the Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

    Landlord may (but shall not have the obligation to): (i) install new Lines at the Property, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any

                                                       --------     ---------
                                                       Tenant       Landlord

Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

    Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from, the following (collectively called "Line Problems"): (x) any eavesdropping or wire tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirement, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                  ARTICLE 30
                             HAZARDOUS MATERIALS

    Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and manufacturers' instructions therefore, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.


                                                       --------     ---------
                                                       Tenant       Landlord

    Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheets ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

    If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent, through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under
Article 10 to the extent that the Premises or common areas serving the Premises are affected thereby; and in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

                                  ARTICLE 31
                                MISCELLANEOUS

    (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

    (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

    (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

    (D) All obligations or rights or either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.


                                                       --------     ---------
                                                       Tenant       Landlord

    (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

    (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

    (G) If the Commencement Date is delayed in accordance with Article 4 for more than one year, Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than seven (7) years, this Lease shall thereupon become null and void without further action by either party.

                                  ARTICLE 32
                              RIGHT TO RELOCATE

    Notwithstanding anything herein to the contrary, Landlord shall in all cases retain the right and power to relocate Tenant within the Building in space which is comparable in size and location and suited to Tenant's use, such right and power to be exercised reasonably and such relocation to be carried out at Landlord's sole cost and expense. Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection with or occasioned by such relocation. Landlord's reasonable exercise of such right and power shall include, but shall in no way be limited to, a relocation to consolidate the occupied rental square feet in order to provide Landlord's services more efficiently, or a relocation to provide contiguous vacant space for a prospective tenant.

                                  ARTICLE 33
                                    OFFER

    The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of ten (10) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                  ARTICLE 34
                                   NOTICES

    Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto, or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, and if to Landlord, at the address at which the last payment of Rent was required to be made or such other address or addresses as Tenant and Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.


                                                       --------     ---------
                                                       Tenant       Landlord

                                  ARTICLE 35
                             REAL ESTATE BROKERS

    Tenant represents that Tenant has not dealt with any broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                  ARTICLE 36
                               SECURITY DEPOSIT

    Tenant shall deposit with Landlord the amount of $ N/A ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten
(10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within thirty (30) days after Tenant has vacated the Premises in accordance with Article 13. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

                                  ARTICLE 37
                               ENTIRE AGREEMENT

    This Lease, together with Riders One through Four and Exhibits "A and B" (WHICH COLLECTIVELY ARE HEREBY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above, may be modified, except in writing signed by both parties.

LANDLORD:                         TENANT:
                                  UNISON SOFTWARE TEXAS, INC.,
                                  a Texas corporation

By:                               By:
   ------------------------          --------------------------
     Steve R. Scott
                                  Name:
                                       ------------------------
Date:               , 1997
     ---------------              Title:
                                        -----------------------

                                  Date:                  , 1997
                                       ------------------


                                                       --------     ---------
                                                       Tenant       Landlord

                 CERTIFICATE FOR UNISON SOFTWARE TEXAS, INC.
                        (IF TENANT IS A CORPORATION)

    I, ____________________________________________________, Secretary,
hereby certify that the officer executing the foregoing Lease on behalf of Tenant was duly authorized to act in his capacity as _____________________ and his actions are the actions of Tenant.


(Corporate Seal)
                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------


                                                       --------     ---------
                                                       Tenant       Landlord

                                  EXHIBIT A
                             DESCRIPTION OF LAND

                                 811 BARTON

TRACT I:

    All that certain tract or parcel of land or premises, being out of the Isaac Decker League in the City of Austin, Travis County, Texas, being a portion of that certain 1.67 acre tract conveyed to Steve R. Scott by a correction partition deed dated April 29, 1983, as recorded in Volume 8072, Page 262 of the Travis County Deed Records and being 1.471 acres of land more particularly described by metes and bounds as follows:

    Beginning at an iron pin found at the southeast intersection of a sixty foot wide roadway known locally as Bouldin Avenue and a one hundred foot wide roadway known locally as Barton Springs Road, being the northwest corner of the tract described herein;

    Thence, with the south line of Barton Springs Road, S 66 DEG. 54' E
225.15 feet to an iron pin found at the northwest corner of Lot A, Vernon's Addition, a subdivision of record, as recorded in Book 68, Page 62 of the Travis County Plat Records, same being the northeast corner of the tract described herein;

    Thence, S 23 DEG. 06' W pass at 167.50 feet to an iron pin found at the southwest corner of Lot A, Vernon's Addition, in all a distance of 281.23 feet to an iron pin found for the southeast corner of the tract described herein;

    Thence, N 60 DEG. 03' W 106.67 feet to an iron pin found for an angle point in the south line of this tract;

    Thence, N 60 DEG. 05' W 150.09 feet to an iron pipe found in the east line of Bouldin Avenue for the southwest corner of the tract described herein;

    Thence, with the east line of Bouldin Avenue, N 29 DEG. 53' E 252.46 feet to the Point and Place of Beginning. There being contained within these metes and bounds 1.471 acres of land area, more or less.

TRACT 11:

    Lot A, Vernon's Addition, a subdivision in the City of Austin, Travis County, Texas, according to the map or plat thereof recorded in Volume 68, Page 62, Plat Records of Travis County, Texas.


                                                       --------     ---------
                                                       Tenant       Landlord

                                   EXHIBIT B

                                  FLOOR PLAN



                                                       --------     ---------
                                                       Tenant       Landlord

                                   RIDER ONE

                                     RULES


     (1) On Saturdays, Sundays and Holidays (as further defined in Article 25 of the Lease), and on other days between the hours of 7:00 p.m. and 7:00 a.m. the following day, or such other hours as Landlord shall determine from time to time, access to the Property (as defined in Article 25 of the Lease) and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants, provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

          As used in the Lease, "business days" means Monday through Saturday (except Holidays); "regular hours" means 7:00 a.m. to 7:00 p.m. on weekdays and 7:00 a.m. to 3:00 p.m. on Saturday; and "Holidays" means New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day after Thanksgiving, and Christmas, together with such other holidays designated by Landlord consistent with those holidays designated by landlords of comparable office buildings located in the county in which the Building (as defined in Article 25 of the Lease) is located.

     (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

     (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulares, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

     (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

     (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and
risk.   Landlord may impose reasonable charges for use of freight elevators
after or before normal business hours.   All damage done to the Property by
moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or


                                                       --------     ---------
                                                       Tenant       Landlord
elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any handcarts used at the Property shall have rubber wheels.

     (6) Tenant shall not overload any floor or part thereof in the Premises or Property, including any public corridors or elevators therein, bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to property distribute the weight.

     (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

     (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

     (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons (as defined in Article 25 of the Lease) approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

     (10) Tenant shall not permit the use or the operation of any coin operated machines on the Leased Premises, including without limitation vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

     (11) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violations of this Rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

     (12) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

     (13) Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws (as defined in Article 25 of the Lease) nor


                                                       --------     ---------
                                                       Tenant       Landlord
bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away food in any form by or to any Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

     (14) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Property.

     (15) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

     (16) Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Lease Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Leased Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Leased Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Leased Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

     (17) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

     (18) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

     (19) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other devise from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that


                                                       --------     ---------
                                                       Tenant       Landlord
will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the Premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything that may be dangerous to persons or property (including but not limited to flammable oils, fluids paints, chemicals, firearms or any explosive articles or materials), nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

     (20) If the Property shall now or hereafter contain a building garage, parking structure or other parking area facility, the following Rules shall apply in such areas or facilities:

          (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time, or as may be provided in any Parking Agreement attached hereon (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served", unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a nondiscriminatory basis, all as further described in Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

          (ii) In case of any violations of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

          (iii) Hours shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, and 7:00 a.m. to 3:00 p.m. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be five (5) miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited: (a) in areas not striped or designated for parking, (b) in aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) in loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

     (21) Tenant shall not any time occupy any part of the Leased Premises as sleeping or lodging quarters.

     (22) Landlord desires to maintain in the Property the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for


                                                       --------     ---------
                                                       Tenant       Landlord
the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein.


                                                       --------     ---------
                                                       Tenant       Landlord

                                   RIDER TWO

                                   BASE RENT


     Notwithstanding anything to the contrary contained in the Lease, the parties agree as follows. The term "Lease Year" herein means each twelve
(12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years.

          (A) Upon Lease commencement and through July 31, 1998, Base Rent shall be $15.20 per NRSF per year, $35,831.47 per month.

          (B) Commencing on August 1, 1998, Base Rent shall be $16.10 per NRSF per year, $37,953.07 per month.

          (C) Commencing on August 1, 1999, Base Rent shall be $17.00 per NRSF per year, $40,074.67 per month.

          (D) Commencing on August 1, 2000, Base Rent shall be $17.75 per NRSF per year, $41,842.67 per month.

          (E) Commencing on August 1, 2001, Base Rent shall be $18.50 per NRSF per year, $43,610.67 per month.

          (F) Commencing on August 1, 2002, Base Rent shall be $18.80 per NRSF per year, $44,317.87 per month.


                                                       --------     ---------
                                                       Tenant       Landlord

                                 RIDER THREE

                     LEASEHOLD IMPROVEMENTS AGREEMENT


     NONE.


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                                                       Tenant       Landlord

                                  RIDER FOUR

                              PARKING AGREEMENT

Building:      811 Barton               Suite Nos:      511, 611

Landlord:      Steve R. Scott           Date of Lease:  July 16, 1997

Tenant:   Unison Software Texas, Inc.

    So long as the Lease of which this Agreement is a part shall remain in effect, Landlord will provide Tenant and persons designated by Tenant a minimum of ninety-four (94) parking spaces in the garage on either an unreserved and nonexclusive basis, or a reserved basis.

    Tenant shall pay $20.00 per space per month as additional rent for each of the unreserved parking spaces and $40.00 per space per month as additional rent for each of the reserved parking spaces.

    Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent.

    A condition of any parking shall be compliance by the parker with garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the garage as it deems necessary for the operation of the garage. Landlord may refuse to permit any person who violates the rules to park in the garage, and any violation of the rules shall subject the car to removal.

                            RULES AND REGULATIONS

    1. Cars must be parked entirely within the stall lines painted on the floor.

    2.   All directional signs and arrows must be observed.

    3.   The speed limit shall be five (5) miles per hour.

    4.   Parking is prohibited:

         (a)  in areas not striped for parking;
         (b)  in aisles;
         (c)  where "no parking" signs are posted;
         (d)  in cross hatched areas; and
         (e) in such other areas as may be designated by Landlord or Landlord's agent(s).

    5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

    6. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

    7. Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

    8. No intermediate or full-sized cars shall be parked in parking spaces limited to


                                                       --------     ---------
                                                       Tenant       Landlord
compact cars.

    9. All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

    Persistent failure after notice by Landlord on the part of Tenant or Tenant's designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of its Premises.


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                                                       Tenant       Landlord